EXHIBIT 23.2

 Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated February 12, 2024, except for Note 4, as to which the date is February 26, 2025, with respect to the consolidated financial statements of RXO, Inc., incorporated herein by reference.

/s/ KPMG LLP

Charlotte, North Carolina

September 16, 2026